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EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Enviva Partners, LP (the "Partnership"), as filed with the Securities and Exchange Commission on the date hereof (the "Report"), John K. Keppler, President and Chief Executive Officer of Enviva Partners GP, LLC, the general partner of the Partnership, and Stephen F. Reeves, Executive Vice President and Chief Financial Officer of Enviva Partners GP, LLC, the general partner of the Partnership, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

  (1)
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 3, 2016
	By:	/s/ JOHN K. KEPPLER
		Name:	John K. Keppler
		Title:	Chairman, President and Chief Executive Officer
Date: November 3, 2016
	By:	/s/ STEPHEN F. REEVES
		Name:	Stephen F. Reeves
		Title:	Executive Vice President and Chief Financial Officer

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  EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002